                                                                    Exhibit 21.1

               SUBSIDIARIES OF INTEREP NATIONAL RADIO SALES, INC.


     Interep has the following subsidiaries:


                                                          Name Under Which
                                                           Subsidiary Does
           Name                    State of Organization     Business
      American Radio Sales, Inc.          New York             Same
      McGavern Guild, Inc.                New York             Same
      D&R Radio, Inc.                     New York             Same
      Infinity Radio Sales, Inc.          New York             Same
      Allied Radio Partners, Inc.         New York             Same
      Caballero Spanish Media, LLC        New York             Same
      Public Radio Network, Inc.          New York             Same
      Interep New Media, Inc.             New York             Same
      Interep Interactive, Inc.           Delaware             Same
      Cybereps, Inc.                      Delaware             Same
      Streaming Audio, Inc.               Delaware             Same